                                                                    EXHIBIT 23.1

The Board of Directors
Sealy Corporation:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG Peat Marwick LLP

KPMG PEAT MARWICK LLP


Cleveland, Ohio
March 18, 1998